================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  CELANESE AG*
             ------------------------------------------------------
             (Exact Name of registrant as specified in its charter)

                              *CELANESE CORPORATION
                 -----------------------------------------------
                 (Translation of Registrant's name into English)

  FEDERAL REPUBLIC OF GERMANY                             NONE
-------------------------------              ---------------------------------
(State or other jurisdiction of              (IRS Employer Identification No.)
 incorporation or organization)

                         61476 KRONBERG/TAUNUS, GERMANY
                     ---------------------------------------
                    (Address of principal executive offices)

                    CELANESE AMERICAS RETIREMENT SAVINGS PLAN
                    -----------------------------------------
                            (Full title of the plan)

            JULIE K. CHAPIN, ESQ., VICE PRESIDENT - LAW AND SECRETARY
                          CELANESE AMERICAS CORPORATION
                                    SUITE 310
                            550 U.S. HIGHWAY 202-206
                            BEDMINSTER, NJ 07921-1590
            ---------------------------------------------------------
                     (Name and address of agent for service)

                                 (908) 901-4500
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


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                     DEREGISTRATION OF REMAINING SECURITIES

     Celanese AG (the "Registrant") hereby deregisters any and all unsold Celanese AG Ordinary Shares and unsold interests offered through the Company Stock Fund of the Celanese Americas Retirement Savings Plan (the "Plan"). Participants under the Plan have not been able to acquire additional interests in the Company Stock Fund since March 8, 2004. The Company Stock Fund was terminated as of October 1, 2004.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kronberg im Taunus, Federal Republic of Germany, on the 1st day of October 2004.

                                   CELANESE AG

                                   By:  /s/  Claudio Sonder
                                        -------------------------------------
                                        Claudio Sonder
                                        Chairman of the Management Board

                                   By:  /s/  Perry W. Premdas
                                        -------------------------------------
                                        Perry W. Premdas
                                        Member of the Management Board
                                        and Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Celanese AG (the "Registrant") hereby constitutes and appoints Michael E. Grom and Julie K. Chapin, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place, and stead, in any and all capacities and on behalf of the Registrant, to sign, execute, and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Name of Signatory                       Capacities in Which Signing                     Date
-----------------                       ---------------------------                     ----
/s/ Claudio Sonder                      Chairman of the Management Board                October 1, 2004
------------------                      (Chief Executive Officer)
Claudio Sonder

                   (Signatures continue on the following page)

/s/ David N. Weidman                  Vice Chairman of the Management Board            October 1, 2004
--------------------------------      (Chief Operating Officer)
David N. Weidman

/s/ Perry W. Premdas                  Member of the Management Board                   October 1, 2004
--------------------------------      (Principal Financial Officer)
Perry W. Premdas

/s/  Michael E. Grom                  Principal Accounting Officer                     October 1, 2004
-------------------------------
Michael E. Grom

/s/ Andreas Pohlmann                  Member of the Management Board                   October 1, 2004
-------------------------------

Andreas Pohlmann

/s/ Lyndon Cole                       Member of the Management Board                   October 1, 2004
-------------------------------
Lyndon Cole

/s/ Julie K. Chapin                  Authorized Representative in the United States   October 1, 2004
-------------------------------
Julie K. Chapin
